EXHIBIT 23.2Consent of Independent Registered Public Accounting Firm

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com

December 1, 2011

To Whom It May Concern:

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-1 of our report dated September 2, 2009, relating to the balance sheet of Li3 Energy, Inc. (formerly NanoDynamics Holdings, Inc.), as of June 30, 2009, and the related statements of operation, stockholders’ equity, and cash flow for the year ended June 30, 2009, and the related statements of operation, stockholders’ equity, and cash flow for the period from inception (June 24, 2005) to June 30, 2009, which are contained in the Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus contained therein.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board